Exhibit 99.1

NEWS RELEASE

Valvoline Reports Fourth-Quarter and Fiscal Year 2018 Results; Provides Fiscal 2019 Outlook
For the quarter, Valvoline Instant Oil Change (VIOC) delivers system-wide same-store sales (SSS) growth of 7.6 percent, Core North America premium mix increases 180 basis points and International volume grows 4 percent, including unconsolidated joint ventures
For the full year, Valvoline reports net income of $166 million and record adjusted EBITDA of $466 million; VIOC delivers system-wide SSS growth of 8.3 percent, the 12th consecutive year of SSS growth; Core North America premium mix increases 340 basis points and International volume grows 4 percent, including unconsolidated joint ventures
Fiscal Fourth Quarter Summary

•	Reported net income of $45 million and earnings per diluted share (EPS) of $0.23

•	Adjusted EPS grew 21% to $0.34, while adjusted EBITDA grew 9% to $121 million

•	Sales grew 9% to $594 million, while lubricant volume grew 2% to 46.6 million gallons

•	VIOC system-wide SSS grew 7.6%

•	Repurchased 4.6 million shares for $101 million
Fiscal 2018 Highlights

•	Reported net income of $166 million and EPS of $0.84

•	Adjusted EPS grew 9% to $1.29, while adjusted EBITDA grew 4% to $466 million

•	Sales grew 10% to $2.3 billion, while lubricant volume grew 1% to 181.9 million gallons

•	VIOC system-wide SSS grew 8.3%, the 12th consecutive year of SSS growth

•	Returned $383 million of cash to shareholders via share repurchases and dividends
LEXINGTON, Ky., Nov. 5, 2018 – Valvoline Inc. (NYSE: VVV), a leading supplier of premium branded lubricants and automotive services, today reported financial results for its fourth quarter and fiscal year ended September 30, 2018.

Reported fourth-quarter 2018 net income and EPS were $45 million and $0.23, respectively. These results included after-tax expense of $20 million ($0.11 per diluted share), primarily related to mark-to-market pension and other post-employment benefit (OPEB) remeasurement impacts. Reported fourth-quarter 2017 net income and EPS were $105 million and $0.52, respectively, which included after-tax income of $48 million ($0.24 per diluted share) primarily related to mark-to-market pension and OPEB remeasurement impacts.
Adjusted fourth-quarter 2018 net income and adjusted EPS were $65 million and $0.34, respectively, compared to adjusted net income of $57 million and adjusted EPS of $0.28 in the prior year period. (See Table 7 for reconciliation of adjusted net income and adjusted EPS.)
Fourth-quarter results were driven by the ongoing strength of SSS and new store additions in VIOC, favorable pass-through pricing in International, as well as overall reduced operating expenses, primarily in Core North America. These factors led to adjusted EBITDA of $121 million, a 9 percent increase compared to the prior year period.
“Quick Lubes continued its strong performance in the fourth quarter, and I’m very pleased with the results generated by this important long-term growth engine, particularly in our team’s ability to drive in-store execution while accelerating new store growth,” said Chief Executive Officer Sam Mitchell. “We had solid growth in International, while the highly competitive environment for Core North America remains challenging, which negatively impacted overall results.
“We returned $114 million in cash to shareholders through dividends and share repurchases during the quarter.”
Operating Segment Results for the Fourth Quarter
Core North America

•	Lubricant volume was flat at 24.9 million gallons

•	Branded premium mix increased 180 basis points to 49.5%

•	Operating income and EBITDA declined $1 million to $42 million and $47 million, respectively
Core North America’s total lubricant volume was flat compared to the prior year period, with continued soft DIY sales. In addition, the company recorded a $2 million bad debt reserve related to a large national account customer. This, combined with the lower gross profit associated with unfavorable product mix, was partially offset by reduced operating expenses, leading to the overall slight decline in EBITDA.
Great Canadian Oil Change (GCOC), a Core North America customer, was acquired by Valvoline during the fourth quarter. Product sales to GCOC are now reported in the Quick Lubes segment. This reporting change negatively impacted Core North America’s volume and profitability. Excluding this impact and the bad debt reserve, segment EBITDA would have grown mid-single digits for the quarter.
Quick Lubes

•	VIOC SSS increased 7.6% overall, 6.9% for company-owned stores and 8.1% for franchised stores

•	Operating income grew 17% to $42 million; adjusted EBITDA grew 21% to $51 million

•	Quick Lubes ended the quarter with 1,242 total company-owned and franchised stores, a net increase of 88 during the period and 115 over the prior year
The Quick Lubes operating segment had another strong quarter and continues to be a key growth driver for the company. The increase in SSS was the result of a balanced contribution from an increase in both transactions and average ticket. The continued success of marketing investments made in customer acquisition and retention programs drove higher transactions. Previously implemented pricing actions and premium mix led to higher average ticket.
Sales and segment EBITDA growth were driven by increased SSS and the addition of 115 net new stores, including the GCOC acquisition, as compared to the prior year. During the quarter, Valvoline opened 11 newly constructed company-owned stores, executing its strategy to accelerate the growth of its industry-leading quick lube model.
On October 31, 2018, the company completed its acquisition of Oil Changers, Valvoline’s second quick-lube acquisition in Canada. The 31 franchised locations will be rebranded as Great Canadian Oil Change and will increase the number of GCOC stores in Canada to more than 100.
International

•	Lubricant volume increased 3% to 15.1 million gallons; lubricant volume from unconsolidated joint ventures grew 6% to 9.2 million gallons

•	Operating income grew 5% to $21 million; EBITDA grew 5% to $22 million
Volume growth in the International segment improved in the quarter. Volume gains were broad-based, led by solid growth in EMEA.
International segment EBITDA grew 5 percent to $22 million in the quarter. Pricing actions taken in previous periods more than offset an unfavorable net foreign exchange impact of $1 million compared to the prior year period.
Balance Sheet and Cash Flow

•	Total debt of approximately $1.3 billion and net debt of approximately $1.2 billion

•	Full-year cash flow from operations of $320 million

•	Repurchased 4.6 million shares for $101 million in the fourth quarter
The company generated $139 million of cash flow from operations in the fourth quarter.
During the fiscal year, the company returned $383 million to shareholders through dividends and share repurchases, continuing to deliver against its stated objective of returning cash to shareholders.
Fiscal Year 2018 Review and 2019 Outlook

•	Adjusted EBITDA grew 4% to a record $466 million, despite significant raw material inflation; adjusted EPS grew 9% to $1.29

•	Added 115 company-owned and franchised quick-lube locations, including the first international quick-lube acquisition with GCOC and 17 newly-constructed company-owned stores

•	System-wide SSS increased 8.3%

•	Average system-wide VIOC unit revenue exceeded $1 million on a same-store basis for the first time

•	Free cash flow generation of $227 million, a 16% increase from prior year
“While results in Core North America did not meet our expectations, our focus in 2019 will be on making necessary adjustments that we believe will allow the business to remain a consistent cash generator, enabling continued investment in the higher-growth Quick Lubes and International businesses,” Mitchell said.
Additional information regarding the company’s outlook for fiscal 2019 is provided in the table below:

2019 Outlook
Operating Segments
Lubricant gallons	2.5-3.5%
Revenues	7-9%
New Quick Lube stores (excludes acquired stores)
Company-owned (excluding franchise conversions)	27-32
Franchised (excluding franchise conversions)	30-40
VIOC same-store sales	6-7%
Adjusted EBITDA	$480-$495 million
Corporate Items
Adjusted effective tax rate	25-26%
Diluted adjusted EPS	$1.35-$1.43
Capital expenditures	$115-$120 million
Free cash flow	$190-$210 million
The fiscal 2019 outlook, provided in the table above, includes the impact of the company’s adoption of new revenue recognition accounting guidance, effective Oct. 1, 2018. Excluding this impact, the revenue growth range would be approximately 200 basis points lower.
Valvoline’s outlook for adjusted EBITDA, diluted adjusted EPS and the adjusted effective tax rate are non-GAAP financial measures that exclude or will otherwise be adjusted for items impacting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to GAAP net income and diluted EPS for 2019 without unreasonable efforts, as the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income and diluted EPS in 2019 but would not impact non-GAAP adjusted results.
Conference Call Webcast
Valvoline will host a live audio webcast of its fiscal fourth-quarter and full-year 2018 conference call at 9 a.m. ET on Tuesday, Nov. 6, 2018. The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Basis of Presentation
On May 12, 2017, Valvoline’s former parent company, Ashland Global Holdings Inc. (“Ashland”) distributed its remaining interest in Valvoline to Ashland shareholders, completing Valvoline’s separation from Ashland (the “Separation”).
Valvoline’s consolidated and segment results for periods prior to the Separation are not necessarily indicative of the company’s future performance and do not reflect what the company’s financial performance would have been had it been an independent public company during the period presented.
Additionally, certain prior-year amounts have been reclassified to conform to current-year presentation. Valvoline early adopted new accounting guidance, effective for fiscal 2018, which reclassifies non-service pension and OPEB income as non-operating income.
Use of Non-GAAP Measures
To aid in the understanding of Valvoline’s ongoing business performance, certain items within this news release are presented on an adjusted basis. These non-GAAP measures, presented on both a consolidated and operating segment basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income/loss, earnings/loss per share or cash flows from operating activities as a measure of operating performance or cash flows. For a reconciliation of non-GAAP measures, refer to Tables 4, 7, 8 and 9 of this news release.
The following are the non-GAAP measures management has included and how management defines them:

•	EBITDA, which management defines as net income/loss, plus income tax expense/benefit, net interest and other financing expenses, and depreciation and amortization;

•
Adjusted EBITDA, which management defines as EBITDA adjusted for certain non-operational items, including net pension and other postretirement plan expense/income; impairment of equity investment; and other items (which can include costs related to the separation from Ashland, impact of significant acquisitions or divestitures, restructuring costs, or other non-operational income/costs not directly attributable to the underlying business);

•	Free cash flow, which management defines as operating cash flows less capital expenditures and certain other adjustments as applicable;

•
Adjusted net income, which management defines as net income/loss adjusted for certain key items impacting comparability as noted in the definition of Adjusted EBITDA, above, as well as the estimated net impact of the enactment of tax reform; and

•	Adjusted EPS, which management defines as earnings per diluted share calculated using adjusted net income.
These measures are not prepared in accordance with U.S. GAAP, and contain management’s best estimates of cost allocations and shared resource costs. Management believes the use of non-GAAP measures on a consolidated and operating segment basis assists investors in understanding the ongoing operating performance of Valvoline’s business by presenting comparable financial results between periods. The non-GAAP information provided is used by Valvoline’s management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income, and Adjusted EPS. These non-GAAP measures provide a supplemental presentation of Valvoline’s operating performance.

Adjusted EBITDA, Adjusted net income, and Adjusted EPS generally include adjustments for unusual, non-operational or restructuring-related activities, which impact the comparability of results between periods. Management believes these non-GAAP measures provide investors with a meaningful supplemental presentation of Valvoline’s operating performance. These measures include adjustments for net pension and other postretirement plan expense/income, which includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees, current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains/losses, and (iv) amortization of prior service cost. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements are more reflective of changes in current conditions in global financial markets (in particular, interest rates) and are outside the operational performance of the business and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. These measures will continue to include pension and other postretirement service costs related to current employee service as well as the costs of other benefits provided to employees for current service.
Management uses free cash flow as an additional non-GAAP metric of cash flow generation. By deducting capital expenditures and certain other adjustments, as applicable, management is able to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow from operating activities, free cash flow includes the impact of capital expenditures, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.
Valvoline’s results of operations are presented based on Valvoline’s management structure and internal accounting practices. The structure and practices are specific to Valvoline; therefore, Valvoline’s financial results, EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS are not necessarily comparable with similar information for other comparable companies. EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS each have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, net income and cash flows from operating activities as determined in accordance with U.S. GAAP. Because of these limitations, you should rely primarily on net income and cash flows provided from operating activities as determined in accordance with U.S. GAAP and use EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS only as supplements. In evaluating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS, you should be aware that in the future Valvoline may incur expenses/income similar to those for which adjustments are made in calculating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS. Valvoline’s presentation of EBITDA, Adjusted EBITDA, free cash flow, Adjusted net income and Adjusted EPS should not be construed as a basis to infer that Valvoline’s future results will be unaffected by unusual or nonrecurring items.

About ValvolineTM
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the company’s heritage spans more than 150 years, during which it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It also operates and franchises the No. 2 quick-lube chain by number of stores in the United States with more than 1,170 Valvoline Instant Oil ChangeSM centers and the No. 3 quick-lube chain by number of stores in Canada with more than 100 Great Canadian Oil Change locations. It also markets Valvoline lubricants and automotive chemicals, including the new Valvoline™ Modern Engine Full Synthetic Motor Oil, which is specifically engineered to protect against carbon build-up in Gasoline Direct Injection (GDI), turbo and other engines manufactured since 2012; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Synthetic motor oil; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.
Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to Valvoline’s business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made, and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Forms 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries
FOR FURTHER INFORMATION
Investor Relations
Sean T. Cornett
+1 (859) 357-2798
scornett@valvoline.com

Media Relations
Valerie Schirmer
+1 (859) 357-3235
vschirmer@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
Sales	$594	$547	$2,285	$2,084
Cost of sales	391	351	1,479	1,308
GROSS PROFIT	203	196	806	776
Selling, general and administrative expenses	102	102	430	396
Legacy and separation-related expenses, net	—	(14)	14	11
Equity and other income, net	(4)	(5)	(33)	(25)
OPERATING INCOME	105	113	395	394
Net pension and other postretirement plan expense (income)	30	(78)	—	(138)
Net interest and other financing expenses	18	14	63	42
INCOME BEFORE INCOME TAXES	57	177	332	490
Income tax expense	12	72	166	186
NET INCOME	$45	$105	$166	$304

NET EARNINGS PER SHARE
BASIC	$0.23	$0.52	$0.84	$1.49
DILUTED	$0.23	$0.52	$0.84	$1.49

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	190	203	197	204
DILUTED	191	203	197	204

Valvoline Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)
	September 30	September 30
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$96	$201
Accounts receivable, net	409	385
Inventories, net	176	175
Prepaid expenses and other current assets	44	29
Total current assets	725	790

Noncurrent assets
Property, plant and equipment, net	420	391
Goodwill and intangibles, net	448	335
Equity method investments	31	30
Deferred income taxes	138	281
Other noncurrent assets	92	88
Total noncurrent assets	1,129	1,125

Total assets	$1,854	$1,915

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Short-term debt	$—	$75
Current portion of long-term debt	30	15
Trade and other payables	178	192
Accrued expenses and other liabilities	203	196
Total current liabilities	411	478

Noncurrent liabilities
Long-term debt	1,292	1,034
Employee benefit obligations	333	342
Other noncurrent liabilities	176	178
Total noncurrent liabilities	1,801	1,554

Stockholders’ deficit	(358)	(117)

Total liabilities and stockholders’ deficit	$1,854	$1,915

Valvoline Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Year ended
	September 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$166	$304
Adjustments to reconcile net income to cash flows from operating activities
Depreciation and amortization	54	42
Debt issuance cost and discount amortization	3	3
Deferred income taxes	145	117
Equity income from unconsolidated affiliates, net of distributions	(4)	(4)
Pension contributions	(16)	(412)
Loss (gain) on pension and other postretirement plan remeasurements	38	(68)
Stock-based compensation expense	12	9
Other, net	1	—
Change in operating assets and liabilities (a)	(79)	(121)
Total cash provided by (used in) operating activities	320	(130)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(93)	(68)
Acquisitions, net of cash acquired	(125)	(68)
Other investing activities, net	5	1
Total cash used in investing activities	(213)	(135)

CASH FLOWS FROM FINANCING ACTIVITIES
Net transfers from Ashland	—	5
Proceeds from borrowings, net of issuance costs	304	470
Repayments on borrowings	(108)	(90)
Repurchases of common stock	(325)	(50)
Purchase of additional ownership in subsidiary	(15)	—
Cash dividends paid	(58)	(40)
Other financing activities	(7)	—
Total cash (used in) provided by financing activities	(209)	295
Effect of currency exchange rate changes on cash and cash equivalents	(3)	(1)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(105)	29
Cash and cash equivalents - beginning of period	201	172
CASH AND CASH EQUIVALENTS - END OF PERIOD	$96	$201

(a) Excludes changes resulting from operations acquired or sold.

Valvoline Inc. and Consolidated Subsidiaries								Table 4
FINANCIAL INFORMATION BY OPERATING SEGMENT
(In millions - preliminary and unaudited)
	Three months ended
	September 30
	2018				2017
	Sales	Operating income	Depreciation and amortization	EBITDA	Sales	Operating income	Depreciation and amortization	EBITDA
Core North America	$262	$42	$5	$47	$256	$43	$5	$48
Quick Lubes	181	42	9	51	147	36	6	42
International	151	21	1	22	144	20	1	21
Total operating segments	594	105	15	120	547	99	12	111
Unallocated and other (a)		—		(30)		14		92
Total results	594	105	15	90	547	113	12	203
Key items:
Net pension and other postretirement plan expense (income)		—		30		—		(78)
Legacy and separation-related expenses, net		—		—		(14)		(14)
Acquisition and divestiture-related losses (b)		1		1		—		—
Adjusted results	$594	$106	$15	$121	$547	$99	$12	$111

	Year ended
	September 30
	2018				2017
	Sales	Operating income (loss)	Depreciation and amortization	EBITDA	Sales	Operating income (loss)	Depreciation and amortization	EBITDA
Core North America	$1,035	$172	$18	$190	$1,004	$199	$15	$214
Quick Lubes	660	153	30	183	541	130	22	152
International	590	84	6	90	539	76	5	81
Total operating segments	2,285	409	54	463	2,084	405	42	447
Unallocated and other (a)		(14)		(14)		(11)		127
Total results	2,285	395	54	449	2,084	394	42	574
Key items:
Net pension and other postretirement plan income		—		—		—		(138)
Legacy and separation-related expenses, net		14		14		11		11
Acquisition and divestiture-related losses (b)		3		3		—		—
Adjusted results	$2,285	$412	$54	$466	$2,084	$405	$42	$447

(a) Unallocated and other includes pension and other postretirement plan non-service income and remeasurement adjustments, legacy and separation-related costs and certain other corporate costs not allocated to the operating segments.

(b) Acquisition and divestiture-related losses are included within operating income for the Quick Lubes and International operating segments, respectively. Acquisition-related losses were $2 million for the twelve months ended September 30, 2018, while divestiture-related losses were $1 million for the three and twelve months ended September 30, 2018.

Valvoline Inc. and Consolidated Subsidiaries				Table 5
INFORMATION BY OPERATING SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
CORE NORTH AMERICA
Lubricant sales (gallons)	24.9	24.9	98.8	99.4
Premium lubricants (percent of U.S. branded volumes)	49.5%	47.7%	49.2%	45.8%
Gross profit as a percent of sales (a)	33.9%	37.0%	35.9%	39.5%
QUICK LUBES
Lubricant sales (gallons)	6.6	6.1	24.4	22.5
Premium lubricants (percent of U.S. branded volumes)	62.9%	60.9%	62.4%	59.9%
Gross profit as a percent of sales (a)	39.4%	41.0%	40.1%	40.3%
Same-store sales growth - Company-owned	6.9%	9.8%	8.7%	7.0%
Same-store sales growth - Franchised	8.1%	8.1%	8.0%	7.5%
Same-store sales growth - Combined	7.6%	8.6%	8.3%	7.4%
INTERNATIONAL
Lubricant sales (gallons) (b)	15.1	14.6	58.7	57.8
Lubricant sales (gallons), including unconsolidated joint ventures	24.3	23.3	98.7	94.7
Premium lubricants (percent of lubricant volumes)	28.7%	28.9%	27.4%	27.6%
Gross profit as a percent of sales (a)	28.4%	28.5%	28.9%	29.8%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales, divided by sales.
(b)	Excludes volumes from unconsolidated joint ventures.

Valvoline Inc. and Consolidated Subsidiaries					Table 6
QUICK LUBES STORE INFORMATION
(Preliminary and unaudited)

	Company-owned
	Fourth Quarter 2018	Third Quarter 2018	Second Quarter 2018	First Quarter 2018	Fourth Quarter 2017

Beginning of period	451	445	442	384	383
Opened	11	4	—	2	2
Acquired	—	1	2	—	1
Net conversions between company-owned and franchised	—	1	1	56	—
Closed	—	—	—	—	(2)
End of period	462	451	445	442	384

	Franchised
	Fourth Quarter 2018	Third Quarter 2018	Second Quarter 2018	First Quarter 2018	Fourth Quarter 2017

Beginning of period	703	696	697	743	730
Opened	5	10	2	11	15
Acquired	73	—	—	—	—
Net conversions between company-owned and franchised	—	(1)	(1)	(56)	—
Closed	(1)	(2)	(2)	(1)	(2)
End of period	780	703	696	697	743

Total stores	1,242	1,154	1,141	1,139	1,127

	Express Care
	Fourth Quarter 2018	Third Quarter 2018	Second Quarter 2018	First Quarter 2018	Fourth Quarter 2017

Number of locations at end of period	347	324	323	320	316

Valvoline Inc. and Consolidated Subsidiaries				Table 7
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017

Reported net income	$45	$105	$166	$304
Adjustments:
Net pension and other postretirement plan expense (income)	30	(78)	—	(138)
Legacy and separation-related expenses, net	—	(14)	14	11
Acquisition and divestiture-related losses (a)	1	—	3	—
Total adjustments, pre-tax	31	(92)	17	(127)
Income tax (expense) benefit of adjustments	(13)	41	(7)	61
Income tax adjustments (b)	2	3	78	3
Total adjustments, after tax	20	(48)	88	(63)
Adjusted net income	$65	$57	$254	$241

Reported diluted earnings per share	$0.23	$0.52	$0.84	$1.49
Adjusted diluted earnings per share	$0.34	$0.28	$1.29	$1.18

Weighted average diluted common shares outstanding	191	203	197	204

(a)
Pre-tax adjustments associated with the acquisition and divestiture-related losses are recorded in Selling, general and administrative expenses and Equity and other income, net respectively, within the Statements of Consolidated Income. Reported and adjusted Selling, general and administrative expenses for the twelve months ended September 30, 2018 were $430 million and $428 million, respectively. Equity and other income, net for the three and twelve months ended September 30, 2018 were $4 million and $33 million, respectively. Adjusted equity and other income, net for the three and twelve months ended September 30, 2018 were $5 million and $34 million, respectively.

(b)
Income tax adjustments in fiscal 2018 primarily relate to U.S. and Kentucky tax reform enacted during fiscal 2018, and income tax adjustments in fiscal 2017 relate to the partial loss of certain tax deductions as a result of the voluntary pension contribution in the fourth fiscal quarter of 2017.

Valvoline Inc. and Consolidated Subsidiaries				Table 8
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)
	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
Adjusted EBITDA - Valvoline
Net income	$45	$105	$166	$304
Add:
Income tax expense	12	72	166	186
Net interest and other financing expenses	18	14	63	42
Depreciation and amortization	15	12	54	42
EBITDA	90	203	449	574
Key items: (a)
Net pension and other postretirement plan expense (income)	30	(78)	—	(138)
Legacy and separation-related expenses, net	—	(14)	14	11
Acquisition and divestiture-related losses	1	—	3	—
Adjusted EBITDA	$121	$111	$466	$447

Adjusted EBITDA - Quick Lubes
Operating income	$42	$36	$153	$130
Add:
Depreciation and amortization	9	6	30	22
EBITDA	51	42	183	152
Key item: (a)
Acquisition-related loss	—	—	2	—
Adjusted EBITDA	$51	$42	$185	$152

Adjusted EBITDA - International
Operating income	$21	$20	$84	$76
Add:
Depreciation and amortization	1	1	6	5
EBITDA	22	21	90	81
Key item: (a)
Divestiture-related loss	1	—	1	—
Adjusted EBITDA	$23	$21	$91	$81

Adjusted EBITDA - Unallocated and Other
Operating income (loss)	$—	$14	$(14)	$(11)
Add:
Depreciation and amortization	—	—	—	—
Net pension and other postretirement plan (expense) income	(30)	78	—	138
EBITDA	(30)	92	(14)	127
Key items: (a)
Net pension and other postretirement plan expense (income)	30	(78)	—	(138)
Legacy and separation-related expenses, net	—	(14)	14	11
Adjusted EBITDA	$—	$—	$—	$—

(a) Key items were recorded in Quick Lubes, International, and Unallocated and Other. The tables above reconcile Quick Lubes, International, and Unallocated and Other operating income (loss) and relevant other items below operating income (loss), as applicable, to EBITDA and Adjusted EBITDA.

Valvoline Inc. and Consolidated Subsidiaries		Table 9
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Year ended
	September 30
Free cash flow (a)	2018	2017
Total cash flows provided by (used in) operating activities	$320	$(130)
Adjustments:
Additions to property, plant and equipment	(93)	(68)
Voluntary contributions to pension plans	—	394
Free cash flow	$227	$196

		Fiscal year
Free cash flow (a)		2019 Outlook
Total cash flows provided by operating activities		$310 - $325
Adjustments:
Additions to property, plant and equipment		(115 - 120)
Free cash flow		$190 - $210

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.